Exhibit 10.1

From:	Denali Therapeutics Inc.
161 Oyster Point Blvd.
South San Francisco
CA 94080
U.S.A.

BBB Holding Ltd
Hill House
1 Little New Street
London, United Kingdom
EC4A 3TR

To:	F-star Biotechnology Limited
Eddeva B920
Babraham Research Campus
Cambridge, United Kingdom
CB22 3AT
Attn: Chief Executive Officer

F-star Biotechnologische Forschungs- und Entwicklungsges.m.b.h.
C/O - F-star Biotechnology Limited
Eddeva B920
Babraham Research Campus
Cambridge, United Kingdom
CB22 3AT
Attn: Chief Executive Officer

F-star Therapeutics Limited
Eddeva B920
Babraham Research Campus
Cambridge, United Kingdom
CB22 3AT
Attn: Chief Executive Officer
CC: alliances@f-star.com

June 30th, 2021

RE: Side Letter to License and Collaboration Agreement, the Amended and Restated Gamma License Agreement, the Support Services Agreement and the Share Purchase Agreement

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Dear Sirs:

We refer to (a) the License and Collaboration Agreement between BBB Holding Ltd (f/k/a F-star Gamma Limited, “DBH”), F-star Biotechnologische Forschungs- und Entwicklungsges.m.b.h. (“F-star GmbH”), F-star Biotechnology Limited (“F-star Ltd”, together with F-star GmbH, “F-star”) and Denali Therapeutics Inc. (“Denali”), dated August 24, 2016 as amended by the letter agreement dated February 23, 2018 (“Patent Side Letter”), the letter agreement dated May 21, 2018 (“Buy-Out Side Letter”) and the amendment dated June 1, 2018 (together the “LCA”), (b) the Amended and Restated Gamma IP License Agreement between F-star Ltd and DBH dated August 24, 2016, as amended by the Patent Side Letter and Buy-Out Side Letter (the “GIPL”), (c) the Gamma Support Services Agreement between F-star Ltd. and DBH dated August 24, 2016 (“SSA”) as amended by Amendment No. 1 dated April 11, 2019 and (d) the Share Purchase Agreement between the Sellers, Shareholder Representative Services LLC (“SRS”) and Denali dated May 30, 2018 (“SPA”).

Capitalized terms in this letter have the meaning given to them in the LCA, GIPL, SSA and SPA unless otherwise stated.

By signing this letter, we, Denali and DBH, and by counter-signing, you, F-star and F-star Therapeutics, acknowledge and agree to the terms of this letter, which shall control notwithstanding any provision to the contrary in the LCA, GIPL, SSA or (as between Denali and F-star only) the SPA. For the avoidance of doubt, nothing in this letter shall vary or purport to vary the SPA and no right or obligation of a party arising under the LCA, GIPL or SSA shall be limited or restricted save to the extent expressly set out in this letter.

1.Acknowledgments and Confirmations. By signing this letter, we, Denali and DBH and by counter-signing, you, F-star and F-star Therapeutics, acknowledge and agree that:

a.all of the assets and business of F-star, including intellectual property rights, were assigned to F-star Therapeutics Limited, a company incorporated in England with registered number 11532458 and registered office at Eddeva B920, Babraham Research Campus, Cambridge, United Kingdom (“F-star Therapeutics”) on May 31, 2021 (“Novation Date”);

b.the rights and obligations of F-star arising under the LCA, GIPL, SSA, this letter and (as between Denali and F-star only) the SPA are to be deemed novated to F-star Therapeutics with effect from the Novation Date;

c.all rights and obligations of F-star arising under the LCA, GIPL, SSA, this letter and (as between Denali and F-star only) the SPA have been assumed by F-star Therapeutics with effect from the Novation Date;

d.this letter and any further notice served by a party to any F-star entity or F-star Therapeutics pursuant to any of the LCA, GIPL, SSA and (as between Denali and F-star only) the SPA does not need to be served on or copied to Cooley LLP; and

e.any further notice served on any F-star entity or F-star Therapeutics under the LCA, GIPL, SSA, this letter and (as between Denali and F-star only) the SPA shall be required to be sent to F-star Therapeutics only and marked for the attention of the Chief Executive Officer (and copied by email to alliances@f-star.com).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.Denali Fcab Notice. The parties agree and acknowledge that this letter agreement serves as the Denali Fcab Notice with respect to [***]

3.Disbandment of JSC. In recognition of the winding down of collaboration activities related to the Fcab Discovery Plans for TfR and [***] under the LCA and SSA, the parties mutually agree to disband the JSC and Working Groups thereunder and, in accordance with Section 2.4 of the LCA, neither the JSC nor any Working Group shall have any further responsibility or authority under the LCA or the SSA.

After the date hereof, contact between Denali and DBH on the one hand and F-star Therapeutics on the other hand shall be overseen by the Alliance Managers, and, notwithstanding Section 2.5 of the LCA, the Alliance Managers shall meet [***]

4.Status Reports. The parties mutually agree that Denali’s and DBH’s obligations under Sections 4.1, 4.7.2, 4.9 and 5.3 of the LCA and Sections 4.2 and 4.4.1 of the GIPL shall be limited to a written report in the form attached hereto as Appendix A which will be provided to F-star Therapeutics (with a copy being sent by email to alliances@f-star.com) [***]. For avoidance of doubt, the foregoing shall not limit Denali’s reporting obligations under Paragraph 2.8 of Schedule 5 to the SPA.

Nothing in this paragraph shall restrict or limit a party’s obligation under Section 11.4 of the LCA, Section 9.3 of the GIPL and Section 7.3 of the SSA (to the extent applicable to such party) to provide to the other applicable party(ies) for its review and comment a proposed public disclosure by such party relating to the LCA, GIPL or SSA, as the case may be, where in the opinion of that disclosing entity’s counsel it is required by applicable law or the rules of a stock exchange on which its securities are listed to issue such public disclosure.

5.Transfer of Libraries. Denali agrees to deliver to F-star Therapeutics a copy of the two libraries known internally at Denali as [***] which library copies shall be provided to F-star Therapeutics in DNA form (and not in the form of a glycerol stock) within sixty (60) days after the date hereof. Following the date hereof, Denali and DBH’s obligations under Section 4.1 of the LCA and Section 4.3 of the GIPL shall be limited to providing F-star Therapeutics with [***]

6.Denali Materials. F-star and F-star Therapeutics agree to destroy or return to Denali (at Denali’s election provided always that such election shall be made by Denali within ninety (90) days of the date of this letter) all biological, chemical and other laboratory materials provided by Denali or DBH to F-star or F-star Therapeutics in connection with the LCA, SSA, or GIPL, including any Denali Fcabs, antigens and antibodies, and all subunits and derivatives thereof developed or generated by or on behalf of F-star or F-star Therapeutics, other than any Denali Libraries and Transferred Libraries provided by Denali to F-star or F-star Therapeutics.

7.[***]

8.Denali Fcab-Specific IP. The parties hereby agree and acknowledge the following:

a.“Denali Fcab-Specific IP” means, subject to paragraph 8.b, (i) any Know-How to the extent pertaining to an Fcab that binds to TfR or [***]and (ii) any Patent that only includes claims that [***] (any such Patent, a “Denali Fcab-Specific Patent”).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

b.For clarity, Denali Fcab-Specific Patents shall not include a Patent that includes a claim that covers the composition of matter, use, or method of identification, improvement, manufacture or other use of [***].

c.As between the parties, Denali and/or DBH shall retain ownership of Denali Fcab-Specific IP and, for avoidance of doubt, neither Denali nor DBH or any of their Affiliates or (sub)licensees shall be obligated to assign any Denali Fcab-Specific IP to F-star or F-star Therapeutics.

d.Denali and/or DBH shall have the sole right to prosecute and maintain the Denali Fcab-Specific Patents, and shall keep F-star Therapeutics informed of the prosecution and maintenance thereof where Denali includes a claim in any such Patent that covers the composition of matter, use, or method of identification, improvement, manufacture or other use of [***], provided that Denali shall provide F-star Therapeutics with a patent status report regarding the Denali Fcab-Specific Patents every six months, such status report including a brief description of the claimed subject matter in each patent family, and Denali shall provide F-star Therapeutics with a copy of any claims in any Denali Fcab-Specific Patents prior [***]. For avoidance of doubt, the foregoing shall not limit Denali or DBH’s obligations under the LCA or GIPL with respect to the assignment, prosecution and maintenance of any Patent that is not a Denali Fcab-Specific Patent.

e.Nothing in this paragraph 8 shall oblige F-star or F-star Therapeutics to assign rights to Know-How or Patents to Denali or DBH that were developed, generated or invented by F-star or F-star Therapeutics on or prior to the date hereof. For clarity, the preceding sentence shall not limit any rights granted to Denali under the LCA or GIPL.

Please acknowledge your acceptance of the terms of this letter by countersigning this letter below.

Sincerely,

/s/ Ryan Watts
Ryan Watts, CEO
For and on behalf of Denali Therapeutics Inc. and BBB Holding Ltd

Agreed and Acknowledged by:

/s/ Eliot Forster
Chief Executive Officer
For and on behalf of F-star Biotechnology Limited, F-star Biotechnologische Forschungs -und
Entwicklungsges.m.b.h. and F-star Therapeutics Limited

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.